Exhibit T3B. 11
COMMONWEALTH OF THE BAHAMAS.

The Companies Act.

Company Limited by Shares

WINDSTAR CRUISES LIMITED

MEMORANDUM OF ASSOCIATION

Incorporated the           day of
A.D., 19
CARSON, LAWSON, KLONARIS, SAWYER & KNOWLES,
Chambers,
Third Floor, Charlotte House
Charlotte Street,
Nassau, Bahamas.

COMMONWEALTH OF THE BAHAMAS
New Providence.
          I, Rudolph Nathaniel Miller,      of the Island of New Providence aforesaid, Clerk, make oath and say that I was present and saw Anthony Nomikos Klonaris and Mavis Edna Seymour as President and Assistant Secretary, respectively, of Heseltine Holdings Limited; Anthony Nomikos Klonaris and Mavis Edna Seymour as President and Assistant Secretary, respectively, of Mavis Holdings Limited; Anthony Nomikos Klonaris and Mavis Edna Seymour as President and Assistant Secretary, respectively, of Miracle Holdings Limited; Anthony Nomikos Klonaris and Mavis Edna Seymour as President and Assistant Secretary, respectively, of Sedassa Holdings Limited; and Anthony Nomikos Klonaris and Mavis Edna Seymour as President and Assistant Secretary, respectively, of Seraph Holdings Limited all of the said Island of New Providence sign and deliver the annexed Memorandum of Association dated the 3rd day of December, A.D., 1984 for the purposes therein mentioned; and that I subscribed my name as the witness to the due execution thereof.

SWORN at Nassau, New	)
)
Providence aforesaid	)
)
this 3rd day of	)	(Sgd.) Rudolph Miller
)
December, A.D. , 1984.	)
BEFORE ME,
(Sgd.) L. J. Mortimer, Jr., (SEAL)
          NOTARY PUBLIC

COMMONWEALTH OF THE BAHAMAS.

The Companies Act.
Company Limited by Shares.

MEMORANDUM OF ASSOCIATION
OF
WINDSTAR CRUISES LIMITED

     1. The name of the company is “windstar Cruises Limited”.
     2. The registered office of the company will be situate in the Island of New Providence in the Commonwealth of the Bahamas.
     3. The objects for which the company is established are:-
(1)	To purchase, charter, hire or otherwise acquire and hold, sell, dispose of, let out or hire or charter, manufacture, build, construct, reconstruct, salvage, repair, maintain, improve, alter, mortgage, pledge, charge or otherwise generally deal in and with sailing, steam, motor and other yachts, ships, barges or vessels of all types and with all equiptment, accessories, engines, tackle, gear, furniture and stores, or any shares or interest in such yachts, ships, barges or vessels, and also shares, stocks and securities of any companies possessed of or interested in, any yachts, ships, barges, or vessels.

(2)	To carry on business as brokers for the chartering, sale, and purchase of yachts, ships, barges or vessels of every description, and as freight contractors, forwarding agents, managers of ships, barges or vessels of every description, and as insurance brokers and agents.

(3)	To plan, lay out, construct, execute, carry out, equipt, furnish, install, improve, develop, maintain, administer, manage, supervise or control works and conveniences of all kinds, and without prejudice to the generality of the foregoing words, in particular boat and shipyards, marinas, yachts basins and other facilities for the accommodation of yachts, ships, barges and vessels of all types, roads, bridges, reservoirs, waterways, wharves, jetties, embarkments, irrigations dredgings, excavations, reclamations, improvements, sewage disposal systems, drainage systems, sanitary systems, water, gas, electric light, telephone, telegraph, wireless and power supply works and installations, and all other works and conveniences which the company may think directly or indirectly conductive to the business of the company, and to contribute or otherwise assist or take part in the planning, construction, laying out, equipping, furnishing, installation, maintenance, development, working, administration, management, supervision and control thereof.

(4)	To carry on all or any of the businesses of ship owners, airline operators, carriers by land, water and air, warehousemen, wharfingers, barge owners, lightermen, forwarding agents, cargo superintendents, stevedores, and carters.

(5)	To adopt and carry into effect any Agreement whether

made before or after the incorporation of the company providing for the management of ships owned or to be owned in order to comply with the provisions of The Merchant Shipping Act 1894, or any statutory modification thereof, or for the appointment of chartering, insurance, or other agents.

(6)	To employ as ships husband and managing agent any person, firm or company, whether limited or not, and that although he or they may not be entitled to any share or interest in the said ships or vessels or in the company.

(7)	To employ the ships or vessels in the conveyance of passengers, mails, and cargo of all kinds between such ports and places in any part of the world as may seem expedient, and to tender for and acquire any postal or other subsidies.

(8)	To purchase, take on lease or in exchange, or otherwise acquire and to hold any lands and buildings either within or without the Commonwealth of the Bahamas, and any estate or interest in any rights connected with, any such lands and buildings, and to pay for the same in money or in the shares or other securities of the company.

(9)	To develop and turn to account any land acquired by or in which the company is interested, and in particular by laying out and repairing the same as subdivisions and for building purposes, constructing, altering, fitting up, and improving buildings, and by planting, paving, draining, farming, and cultivating the same, and advancing money to, and entering into contracts and arrang-

ements of all kinds with purchasers, tenants, builders, and others.

(10)	To purchase for investment or resale and to traffic in land or other property of any tenure and any interest therein, and to make advances upon the security of land or other property, or any interest therein, and to deal in, traffic by way of sale, lease, exchange, or otherwise with land and other property whether real or personal, and generally to carry on the business of real estate agents and dealers in all its branches.

(11)	To buy, lease, construct, build or otherwise acquire all plant, machinery and equipment necessary or convenient to carry the above objects or any of them into effect.

(12)	To carry on business as capitalists, financiers, promoters, concessionaires, and contractors, and to undertake, and carry on, and execute all kinds of financial, contracting, and other operations commonly carried on or undertaken by capitalists, financiers, promoters, concessionaires, and contractors, including the lending of money, either with or without security, to such persons and on such terms and conditions as the company may think fit.

(13)	To subscribe for, conditionally or unconditionally, to underwrite, issue on commission or otherwise, to assume liability under, acquire by purchase or otherwise, and to hold, either as principals, or agents, and absolutely as owners, or by way of collateral security, or otherwise, and to sell, mortgage, pledge, convert, exchange or otherwise dispose of or deal in the stock, shares, bonds, debentures, and other securities or obligations of any government, municipal or other authority, or any industrial, commercial, financial, or other company, and to issue paid up shares or other securities of the company in payment or part payment of the purchase price of any stock shares, bonds, debentures, or other securities or obligations acquired by the company.

(14)	To purchase or otherwise acquire, and to hold, sell, exchange, lease, mortgage, pledge, charge, convert, turn to account, dispose of, and deal with property and rights of all kinds, and in particular mortgages, debenture, debenture stock, shares, bonds, patents, concessions, annuities, policies, options, contracts, produce, commodities, bullion, specie, gems and other minerals, goods, wares and merchandise of all kinds, book debts, business concerns and undertakings, and claims, privileges, and choses in action of all kinds.

(15)	To carry on a guarantee business and to give any guarantee for the payment of money or for the performance of any obligation or undertaking, whether on behalf of the company, or on behalf of any other person or corporation.

(16)	To carry on a general real estate brokerage business and to act as agents and brokers for the purchase, sale, improvement, and management of any property.

(17)	To act as agents and brokers for any individual, company, firm, or court of law, for the investment, loan payment, transmission, and collection of money, and to take, receive, hold, transfer, and convey all property, real or personal, which may be granted, conveyed, or committed to this company.

(18)	To act as agents or attorneys for the transaction of any business and the investment and collection of moneys, rents, interests, dividends, mortgages, bonds, bills, notes, and other securities.

(19)	To advance, deposit, or lend money, securities, and property, to or with such persons and on such terms as may seem expedient, and to discount, buy, sell and deal in bills, notes, warrants, coupons, and other negotiable or transferable securities or documents.

(20)	To promote, organise, manage, or develop, or to assist in the promotion, organisation, management, or development of any company, syndicate, enterprise, or undertaking.

(21)	To carry on any other business which may seem to the company capable of being conveniently carried on in connection with the above, or calculated directly or indirectly to enhance the value of or render profitable any of the company’s property or rights.

(22)	To acquire and undertake the whole or any part of the business, property, and liabilities of any person or company carring on any business which this company is authorised to carry on, or possessed of property suitable for the purposes of this company.

(23)	To take, or otherwise acquire, and hold shares in any other company having objects altogether or in part similar to those of this company, or carrying on any business capable of being conducted so as directly or indirectly to benefit this company.

(24)	Generally to purchase, take on lease or in exchange, hire, or otherwise acquire, any real or personal property, and any rights or privileges which the company may think necessary or convenient for the purposes of its business, and to construct, maintain, and alter any buildings, or works, necessary or convenient for the purposes of this company.

(25)	To promote any company or companies for the purpose of acquiring all or any of the property and liabilities of this company, or for any other purpose which may seem directly or indirectly calculated to benefit this company.

(26)	To sell or dispose of the undertaking of the company or any part thereof for such consideration as the company may think fit, and in particular for shares, debentures, bonds, mortgages, or other securities of any other company having objects altogether or in part similar to those of this company.

(27)	To enter into partnership or into any arrangement for sharing profits, union of interest, co-operation, joint adventure, reciprocal concession, or otherwise, with any person or company carring on or engaged in, or about to carry on or engage in, any business or transaction which this company is authorised to carry on or engage in, or any business or transaction capable of being conducted so as directly or indirectly to benefit this company.

(28)	To amalgamate with any other company having objects altogether or in part similar to those of this company.

(29)	To enter into any arrangements with any governments or authorities, supreme, municipal, local, or otherwise, that may seem conductive to the company’s interests, or any of them, and to obtain from any such government or authority any rights, privileges, and concessions which the company may think it desirable to obtain, and to carry out, exercise, and comply with any such arrangements, rights, privileges, and concessions.

(30)	To obtain any provisional Order or Act of the Legislature and to do any other act or thing for enabling the company to carry any of its objects into effect, or for effecting any modification of the company’s constitution, or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the company’s interests.

(31)	To draw, make, accept, indorse, discount, execute, and issue promissory notes, bills of exchange, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

(32)	To invest and deal with the moneys of the company not immediately required upon such securities and in such manner as may from time to time be determined.

(33)	To lend money, either with or without security, generally to such persons and on such terms as the company may think fit, and in particular to customers and others having dealings with the company.

(34)	To borrow or raise or secure the payment of money in such manner as the company shall think fit, and in particular by the issue of debentures, or debenture stock, perpetual or otherwise, charged upon all and any of the company’s property (both present and future) , including its uncalled capital, and to redeem or pay off such securities.

(35)	To sell, improve, manage, develop, exchange, lease, mortgage, dispose of, turn to account, or otherwise deal with, all or any part of the property or rights of the company.

(36)	To remunerate any person or company for services rendered, or to be rendered, in placing or assisting to place or guaranteeing the placing of any of the shares in the company’s capital, or any debentures or other securities of the company, or in or about the formation or promotion of the company or the conduct of its business.

(37)	To adopt such means of making known the business of the company as may seem expedient.

(38)	To grant pensions, allowances, gratuities and bonuses to directors, ex-directors, officers, ex-officers, employees or ex-employees of the company or the dependents or connections of such persons, and to establish and maintain or concur in establishing and maintaining trusts, funds, or schemes (whether contributory or non-contributory) with a view to providing pensions or other benefits for any such persons as aforesaid, their dependents or connections, and to support or subscribe to any charity, fund, or institution the support of which may in the opinion of the directors be calculated directly or indirectly to benefit the company or its employees, and to institute and maintain any club or other establishment or profit sharing scheme calculated to advance the interests of the company, its directors, officers or employees.

(39)	To pay for any rights or property acquired by the company, and to remunerate any person or persons or body or bodies corporate, either by cash payment,

transfer of property, or by the allotment of shares, debentures or other securities of the company credited as paid up in full in part or otherwise.

(40)	Generally to do all such other acts and things as the company may think incidental or conducive to the attainment of the above objects or any of them.

(41)	To procure the company to be registered or recognised in any part of the world outside of the Commonwealth of the Bahamas.

(42)	To do all or any of the above things in any part of the world, and as principals, agents, contractors, trustees or otherwise, and by or through trustees, agents or otherwise, and either alone or in conjunction with others.

(43)	To distribute any of the property of the company “in specie” among the members.
And it is hereby declared that the word “Company” in this clause, except where used in reference to this company, shall be deemed to include any partnership or other body of persons whether corporate or uncorporate, and whether domiciled in the Commonwealth of the Bahamas or elsewhere, and that the objects, specified in the different paragraphs of this clause shall, except where otherwise expressed in such paragraphs, be in nowise limited by reference to any other paragraph or the name of the company, but may be carried out in as full and ample a manner and shall be construed in as wide a sense as if each of the said paragraphs defind the objects of a separate distinct and independent company.

     4. The liability of the members is limited.
     5. The capital of the company is US$10,000.00 divided in to 10,000 shares of US$1.00 each, with power to divide the shares in the capital for the time being into several classes, and to attach thereto respectively any prefrential, deferred, qualified, or special rights, privileges, conditions and restrictions and to modify or deal with in the manner mentioned in Clause 28 of the accompanying Article of Association but not otherwise, any rights for the time being attached to any class or classes of shares in the company so that Clause 28 of the said Articles shall be deemed to be incorporated herein and have effect accordingly.
WE, the several persons whose names and addresses are subscribed, are desirous of being formed into the company, and in pursuance of this Memorandum of Association, and we respectively agree to take the number of the shares in the capital of the company set opposite our respective names.

NUMBER OF
SHARES TAKEN
NAMES ADDRESSES AND DESCRIPTION OF	BY EACH SUB-
SUBSCRIBERS	SCRIBER
(Sgd.) A. N. Klonaris (Sgd.) M.E. Seymour	One share

1. President Assistant Secretary HESELTINE HOLDINGS LIMITED Nassau, Bahamas Corporation

(Sgd.) A. N. Klonaris (Sgd.) M.E. Seymour	One share

2. President Assistant Secretary MAVIS HOLDINGS LIMITED Nassau, Bahamas Corporation

(Sgd.) A. N. Klonaris (Sgd.) M.E.Seymour	One share

3. President Assistant Secretary MIRACLE HOLDINGS LIMITED Nassau, Bahamas Corporation

(Sgd.) A. N. Klonaris (Sgd.) M.E. Seymour	One share

4. President Assistant Secretary SEDASSA HOLDINGS LIMITED Nassau, Bahamas Corporation

(Sgd.) A. N. Klonaris (Sgd.) M.E. Seymour	One share

5. President Assistant Secretary SERAPH HOLDINGS LIMITED Nassau, Bahamas Corporation

Five shares

DATED the 3rd day of December A.D., 1984.
Witness to the above signatures:-

MSeans
MSeans
5/12/84 for Registrar General
(Sgd.) Rudolph Miller

COMMONWEALTH OF THE BAHAMAS.

The Companies Act.

Company Limited by Shares

WINDSTAR CRUISES LIMITED

ARTICLES OF ASSOCIATION

Incorporated the       day of
A.D., 19
CARSON, LAWSON, KLONARIS, SAWYER & KNOWLES,
Chambers,
Third Floor, Charlotte House,
Charlotte Street,
Nassau, Bahamas.

COMMONWEALTH OF THE BAHAMAS
New Providence.
     I, Rudolph Nathaniel Miller, of the Island of New Providence aforesaid, Clerk, make oath and say that I was present and saw Anthony Nomikos Klonaris and Mavis Edna Seymour as President and Assistant Secretary, respectively, of Heseltine Holdings Limited; Anthony Nomikos Klonaris and Mavis Edna Seymour as President and Assistant Secretary, respectively, of Mavis Holdings Limited; Anthony Nomikos Klonaris and Mavis Edna Seymour as President and Assistant Secretary, respectively, of Miracle Holdings Limited; Anthony Nomikos Klonaris and Mavis Edna Seymour as President and Assistant Secretary, respectively, of Sedassa Holdings Limited; and Anthony Nomikos Klonaris and Mavis Edna Seymour as President and Assistant Secretary, respectively, of Seraph Holdings Limited all of the said Island of New Providence sign and deliver the annexed Articles of Association dated the 3rd day of December, A.D. , 1984 for the purposes therein mentioned; and that I subscribed my name as the witness to the due execution thereof.

SWORN at Nassau, New	)
)
Providence aforesaid	)
)
this 3rd day of	)	(Sgd.) Rudolph Miller
)
December, A.D. , 1984.	)
     BEFORE ME,
(Sgd.) L. J. Mortimer, Jr. (SEAL)
          NOTARY PUBLIC

COMMONWEALTH OF THE BAHAMAS

The Companies Act.

ARTICLES OF ASSOCIATION
OF
WINDSTAR CRUISES LIMITED

Explanatory.
     1. In these presents, unless there be something in the subject or context inconsistent therewith:-
“The company” means the above-named company.
“The office” means the registered office for the time being of the company.
“The Statutes” means The Companies Act and any amendments thereto for the time being in force and any other Act for the time being in force in the Commonwealth of the Bahamas and concerning companies incorporated under The Companies Act.
“The register” means the register of members to be kept pursuant to Section 22 of The Companies Act.
“The seal” means the common seal of the company.
“Month” means calendar month.
“In writing” and “written” mean and include words printed, lithographed, represented or reproduced in any mode in a visible form.
“The directors” means the directors for the time being of the company.
“Special resolution” and “extraordinary resolution” have the meanings assigned thereto respectively by The Companies Act.
Words importing the singular number only include the plural number, and vice versa.
Words importing the masculine gender only include the feminine gender.
Words importing persons include corporations.
     2. In addition to the registered office of the company

in the Commonwealth, the company may have an office for the transaction of business at any other place or places.
Shares.
     3. None of the funds of the company shall be employed in the purchase of, or lent on, shares of the company.
     4. The business of the company may be commenced as soon after the incorporation of the company as the directors shall think fit, and notwithstanding that part only of the shares may have been allotted.
     5. The shares shall be under the control of the directors who may allot or otherwise dispose of the same to such persons, on such terms and conditions, and at such times as the directors think fit.
     6. Save as herein otherwise provided, the company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and accordingly shall not except as ordered by a court of competent jurisdiction, or as by any Act required, be bound to recognise any equitable or other claim to or interest in such share on the part of any other person.
     7. The company may exercise any power conferred by law to dispense with distinguishing or denoting numbers for shares:
Certificates.
     8. The certificates of title to shares shall be issued under the seal of the company, and shall be signed by the Chairman, President or the Vice-President, and shall be countersigned by the Secretary or some other person appointed by the directors.
     9. Every member shall be entitled to one certificate for the shares or, as the case may be, the shares of each class registered in his name, or to several certificates each for one or more of such shares, and every certificate of shares shall specify the shares in respect of which it is issued, and the denoting numbers thereof, if any, and the amount paid up thereon.

     10. If any certificate be worn out or defaced, then upon production thereof to the directors, they may order the same to be cancelled, and may issue a new certificate in lieu thereof; and if any certificate be lost or destroyed, then upon proof thereof to the satisfaction of the directors, and on such indemnity as the directors deem adequate being given, a new certificate in lieu thereof shall be given to the party entitled to such lost or destroyed certificate.
Company’s Lien on Shares.
     11. The company shall have a first and paramount lien upon all the shares registered in the name of each member, and upon the proceeds of sale thereof, for his debts, liabilities, and engagements, solely or jointly with any other person, to or with the company whether the period for the payment, fulfilment, or discharge thereof shall have actually arrived or not, and no equitable interest in any share shall be created except upon the footing and condition that Article 6 hereof is to have full effect. And such lien shall extend to all dividends from time to time declared in respect of such shares. Unless otherwise agreed, the registration of a transfer of shares shall operate as a waiver of the company’s lien, if any, on such shares.
     12. For the purpose of enforcing such lien, the directors may sell the shares subject thereto in such manner as they think fit, but no sale shall be made until such period as aforesaid shall have arrived, and until notice in writing of the intention to sell shall have been served on such member or his personal representatives, and default shall have been made by him or them in the payment, fulfilment, or discharge of such debts, liabilities, or engagements for seven days after such notice.

     13. The net proceeds of any such sale after payment of the costs of such sale shall be applied in or towards satisfaction of the debts, liabilities, or engagements of such member and the residue (if any) paid to him, his personal representatives or assigns.
     14. Upon any sale for enforcing a lien in purported exercise of the powers hereinbefore given, the directors may cause the purchaser’s name to be entered in the register in respect of the shares sold, and the purchaser shall not be bound to see the regularity of the proceedings or to the application of the purchase money, and after his name has been entered in the register in respect of such shares the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the company exclusively.
Transfer and Transmission.
     15. The instrument of transfer of any share shall be signed by both the transferor and transferee, and the transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the register in respect thereof.
     16. Shares in the company may be transferred in any form which the directors may think fit to register.
     17. The directors may decline to register a transfer of any share on which the company has lien. They may also decline to register a transfer of any share to any person of whom they do not approve. And they may also decline the register a transfer of any share without assigning any reason therefor.

     18. Every instrument of transfer shall be left at the office for registration, accompanied by the certificate of the shares to be transferred, and such other evidence as the directors may require to prove the title of the transferor or his right to transfer the shares.
     19. The personal representatives of a deceased registered member (not being one of several joint holders) shall be the only persons recognised by the company as having any title to the shares registered in the name of such member, and in case of the death of any one or more of the joint registered holders of any registered share, the survivors shall be the only persons recognised by the company as having any title to or interest in such shares.
     20. Any person becoming entitled to shares in consequence of the death or bankruptcy of any registered member, upon producing such evidence that he sustains the character in respect of which he proposes to act under this Article, or of his title, as the directors think sufficient, may be registered as a member in respect of the shares, or may subject to the regulations as to transfers hereinbefore contained, transfer such shares. The directors shall have the same right to refuse to register a person entitled by transmission to any shares or his nominee, as if he were the transferee named in an ordinary transfer presented for registration.
Alteration of Capital.
     21. The company may from time to time by ordinary resolution increase its capital by the creation of new shares of such amount as the resolution for such increase shall prescribe.

     22. The new shares shall be issued upon such terms and conditions and with such rights and privileges annexed thereto as the resolution creating the same shall direct, and if no direction be given, as the directors shall determine, and in particular such shares may be issued with a preferential or qualified right to dividends and in the distribution of assets of the company, and with a special or without any right of voting. Subject to the provisions of Section 30F of The Companies Act, any preference shares may be issued on the terms that they are, or at the option of the company are liable, to be redeemed on such terms and in such manner as the company before the issue of the shares may by special resolution determine.
     23. If any difficulty shall arise in the apportionment of such new shares, or any of them amongst the members, such difficulty shall, in the absence of direction by the company be determined by the directors.
     24. Except so far as otherwise provided by the conditions of issue, or by these presents, any capital raised by the creation of new shares shall be considered part of the original capital, and shall be subject to the provisions herein contained with reference to transfer and transmission, forfeiture, lien, and otherwise.
     25. The company may from time to time by ordinary resolution:-
(A) Consolidate and divide all or any of its share capital into shares of larger amounts than its existing shares, or
(B) Cancel any shares which at the date of the passing of the resolution in that behalf have not been taken or agreed to be taken by any person or which have been forfeited, and diminish the amount of its share capital by the amount of the shares so cancelled, or

(C) Sub-divide its shares, or any of them into shares of smaller amount than is fixed by the Memorandum of Association subject to the provisions of Section 10(l)(d) of The Companies Act, and so that as between the holders of the resulting shares one or more of such shares may by the resolution by which the sub-division is effected be given any preference or advantage as regards dividend, capital, voting or otherwise over the others or any other of such shares.
     26. The company may from time to time by special resolution reduce its share capital in any manner authorised and with and subject to any incident prescribed or allowed by law.
     27. Anything done in pursuance of either of the last two preceding Articles shall be done in manner provided and subject to any conditions imposed by the Statute, so far as they shall be applicable, and, so far as they shall not be applicable, in accordance with the terms of the resolution authorising the same, and, so far as such resolution shall not be applicable, in such manner as the directors deem most expedient. Whenever on any consolidation members shall be entitled to any fractions of shares the directors may sell all or any of such fractions and shall distribute the net proceeds thereof amongst the members entitled to such fractions in due proportions. In given effect to any such sale the directors may authorise some person to transfer the shares sold to the purchaser thereof and the purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be effected by any irregularity or invalidity in the proceedings relating to the transfer.

Variation of Rights.
     28. Whenever the capital of the company is divided into different classes of shares, the special rights attached to any class may, subject to the provisions of any Act, be varied or abrogated by special resolution, either with the consent in writing of the holders of three-fourths of the issued shares of the class, or with the sanction of an extraordinary resolution passed at a separate general meeting of such holders (but not otherwise), and may be so varied or abrogated whilst the company is a going concern or in contemplation of a winding up. To every such separate general meeting all the provisions of these presents relating to general meetings of the company, or to the proceedings thereat, shall mutatis mutandis apply, except that the necessary quorum shall be two persons at least holding or representing by proxy one-half in nominal amount of the issued shares of the class, but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those members who are present shall be a quorum and that any holder of shares in the class present in person or by proxy may demand a poll, and that such holders shall on a poll have one vote for every share of the class held by them respectively. The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided by the terms of issue, be deemed to be modified by the creation or issue of further shares ranking pari passu therewith.
Borrowing Powers.
     29. The directors may exercise all the powers of the company to borrow, raise or secure money and to mortgage or charge its undertaking, property and uncalled capital, and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the company or of any third party.
General Meetings.
     30. General meetings of the company may be held anywhere in the world.
     31. The first general meeting shall be held at such time (not being more than four months after the registration of the company) as the directors may determine, and at the City of Nassau in the Island of New Providence, or at such other place either within or without the Commonwealth as may be prescribed by the directors.
     32. Other general meetings shall be held once at least in every calendar year at such time, not being more than fifteen months after the holding of the last preceding general meeting, and at such place either within or without the Commonwealth as may be determined by the directors. At these meetings the Annual Report of the directors shall be presented, the directors elected for the ensuing year and the general business of the company transacted. Such general meetings shall be called “ordinary meetings”, and all other meetings of the company shall be called “extraordinary meetings”.
     33. The directors may, whenever they think fit, convene an extraordinary meeting, and they shall, on the requisition of the holders of a majority in value of the subscribed and issued shares of the company, forthwith proceed to convene an extraordinary meeting of the company.
     34. Seven days’ notice, specifying the place, day and hour of the meeting, and in case of special business, the general nature of such business shall be given in manner hereinafter mentioned, to the members entitled thereto; or in such other manner, if any, as may be prescribed by the company in general meeting; but the non-receipt of such notice by any such member shall not invalidate the proceedings at any meeting.

     35. All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets, and the reports of the directors and auditors, the election of directors in the place of those retiring and the appointment of, and the fixing of the remuneration of, the auditors.
     36. When all the members in person or by proxy sign the minutes of an ordinary or extraordinary meeting, the same shall be deemed to have been duly held, notwithstanding that the members have not actually come together or that there may have been technical defects in the proceedings. And a resolution in writing in one or more parts, signed by all the members shall be as valid and effectual as if it had been passed at a meeting of the members duly called and constituted.
Proceedings at General Meetings
     37. A quorum shall consist of members present in person or by proxy holding or representing a majority in value of the subscribed and issued shares of the company.
     38. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. If a quorum is not present within fifteen minutes of the time the meeting proceeds to business, the meeting, if convened upon the requisition of members, shall be dissolved. In any other case, it shall be adjourned to such other time and place as the Chairman may determine, not being less than twenty- four hours from the time of the adjourned meeting, and if at the adjourned meeting a quorum is not present within fifteen minutes from the time appointed for the meeting, the members present shall be a quorum.
     39. The Chairman, the President or the Vice-President shall preside as Chairman at every general meeting of the company. In their absence the members present shall choose some one of their number to be Chairman.
     40. The Chairman may, with the consent of the meeting adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which adjournment took place.
     41. Every question submitted to a meeting shall be decided, in the first instance, by a show of hands, and in the case of an equality of votes the Chairman shall, both on a show of hands and on a poll, have a casting vote, in addition to the vote or votes to which he may be entitled as a member.
     42. At any general meeting, unless a poll is demanded by the Chairman or by members present in person or by proxy holding one-fourth in value of the subscribed and issued shares of the company, a declaration by the Chairman that a resolution has been carried, or carried by a particular majority, or lost, or not carried by a particular majority, and an entry to that effect in the books of proceedings of the company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.
     43. If a poll is demanded as aforesaid, it shall be taken in such manner and at such time and place as the Chairman of the meeting directs and either at once, or after an interval of adjournment, or otherwise, and the results of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn. In case of any dispute as to the admission or rejection of a vote, the Chairman shall determine the same, and such determination made in good faith shall be final and conclusive.
Votes of Members.
     44. Subject to any rights or restrictions for the time

being attached to any class or classes of shares, on a show of hands every member present in person or by proxy shall have one vote, and upon a poll every member present in person or by proxy shall have one vote for every share held by him.
     45. Votes may be given either personally or by proxy.
     46. The instrument appointing a proxy shall be in writing, under the hand of the appointor or of his attorney. Any person appointed a proxy need not be a member of the company.
     47. The instrument appointing a proxy shall be deposited with the Secretary before or at the meeting for which it is to be used, and may be permanent or ad hoc. If a proxy is permanent it may be recorded with the Secretary.
     48. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death of the principal, or revocation of the proxy, or transfer of the share in respect of which the vote is given, provided no intimation in writing of the death, revocation, or transfer shall have been received before the meeting.
     49. An instrument appointing a proxy may be in any form which the directors think fit to approve.
Directors.
     50. The directors of the company shall be elected at the first ordinary meeting of the company after registration, and in every subsequent year at the first ordinary meeting of the year. They shall be elected for a year but shall hold office until their successors are duly elected or until the office is vacated as provided by Article 52. The directors shall not be less than two, nor more than seven in number. A director shall not require any qualification by way of holding any shares or other securities of the company.
     51. Until directors are elected, the persons hereinafter named shall be deemed to be directors, that is to say:-

          Karl G. Andren, Jean-Claude Potier and Thomas F. Heinan.
     52. The office of a director shall ipso facto be vacated:-
(a)	if he becomes bankrupt, or suspends payment, or compounds with his creditors;

(b)	if he is found lunatic or becomes of unsound mind;

(c)	if by notice in writing to the company, he resigns his office;

(d)	if he is requested in writing by members holding or representing more than one-half in value of the subscribed and issued shares of the company to vacate his office.
But the continuing directors or sole remaining director may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of directors, the continuing directors or director may act for the purpose of increasing the number of directors to the number, or of summoning a general meeting of the company, but for no other purpose.
     53. Any casual vacancy occurring in their body may at any time be filled up by the directors or by the company in general meeting, but any person so chosen shall retain office so long only as the vacating director would have retained the same if no vacancy had occured.
     54. The directors or the company in general meeting shall have power at any time, and from time to time, to appoint any person as a director as an addition to the board, but so that the total number of directors shall not at any time exceed the maximum number fixed as above. But any director so appointed shall hold office only until the next following ordinary general meeting of the company, and shall then be eligible for re-election.

Alternate Directors.
     55. Any director may at any time appoint any other director or any other person approved by the directors to be an alternate director of the company, and may at any time remove any alternate director so appointed by him. An alternate director so appointed shall not be entitled to receive any remuneration from the company, nor be required to hold any qualification but shall otherwise be subject to the provisions of these presents with regard to directors. An alternate director shall (subject to his giving to the company an address in the Island of New Providence at which notices may be served upon him) be entitled to receive notices of all meetings of the board, and to attend and vote as a director at any such meeting at which the director appointing him is not personally present and where he is a director to have a separate vote at meetings of directors on behalf of each director he represents in addition to his own vote, and generally shall be entitled to perform all the functions of his appointor as a director in the absence of such appointor. An alternate director shall ipso facto cease to be an alternate director if his appointor ceases for any reason to be a director, provided that if any director retires but is re-elected by the meeting at which such retirement took effect any appointment made by him pursuant to this Article which was in force immediately prior to his retirement shall continue to operate after his re-election as if he had not so retired. All appointments and removals of alternate directors shall be effected by writing under the hand of the director making or revoking such appointment left at the office.
Director or Officer Contracting With Company.
     56. No director or officer shall be disqualified by his office from contracting and/or dealing with the company either as vendor, purchaser, or otherwise, nor shall any such contract,

or any contract or arrangement entered into by or on behalf of the company in which any director or officer shall be in any way interested, be avoided, nor shall any director or officer so contracting or being so interested be liable to account to the company for any profit realised by any such contract or arrangement by reason of such director or officer holding that office or the fiduciary relation thereby established, but it is declared that the nature of his interest must be disclosed by him at the meeting of the directors at which the contract or arrangement is determined on, if his interest then exists, or in any other case at the first meeting of the directors after the acquisition of his interest, and having disclosed his interest as aforesaid such director shall be entitled to vote as a director and be counted towards the quorum in respect of any contract or arrangement in which he is so interested as aforesaid.
Remuneration of Directors.
     57. The directors shall be paid out of the funds of the company by way of remuneration for their services such sums as the company in general meeting may from time to time determine, and such remuneration shall be divided among them in such pro-portions and manner as the directors may determine, and in default of such determination within the year equally. The directors shall also be paid their travelling expenses (if any) of attending and returning from board and committee meetings.
Proceedings of Directors.
     58. The directors may meet together at such place as they may determine for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit, and may determine the quorum necessary for the transaction of business. Until otherwise determined, two directors present in person or by their alternates shall be a quorum.
     59. The Chairman or any director may at any time convene

a meeting of the directors. Any director or alternate who is absent from the Commonwealth of the Bahamas shall not during such absence be entitled to notice of any such meeting. Questions arising at any meeting shall be decided by a majority of votes, and in case of an equality of votes, the Chairman shall have a second or casting vote.
     60. A meeting of the directors for the time being at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions by or under the regulations of the company for the time being vested in or exercisable by the directors generally.
     61. The Chairman of the Board, President or the Vice-President shall preside at all meetings of the directors. In the absence of the Chairman of the Board, President and the Vice-President the directors present shall choose some one of their number to be Chairman of the meeting.
     62. The directors may with the approval of not less than the number of directors as may from time to time constitute a quorum delegate any of their powers to committees consisting of such member or members of their body as they think fit, and they may, from time to time, revoke such delegation or revoke the appointment of and discharge any such committees either wholly or in part and either as to persons or purposes; but every committee so formed, shall, in the exercise of the powers so delegated, conform to any regulations that may from time to time be imposed on it by the directors.
     63. Each such committee may elect a Chairman of its meetings. If no such Chairman is elected, or if aat any meeting the Chairman is not present within ten minutes after the time appointed for holding the same, the members present may choose some one of their number to be Chairman of the meeting.
     64. Each such committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the Chairman shall have a second or casting vote.
     65. All acts done at any meeting of the directors, or of a committee of directors, or by any person acting as a director, shall, notwithstanding that it shall afterwards be discovered that there was some defect in the appointment or continuance in office of any such directors or person acting as aforesaid, or that they or any of them were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed or had duly continued in office and was qualified and had continued to be a director, and had been entitled to be a director.
     66. When all the directors (in person or by their alternates) sign the minutes of a meeting of the directors the same shall be deemed to have been duly held notwithstanding that the directors have not actually come together or that there may have been technical defects in the proceedings. And a resolution in writing, in one or more parts, signed by all the directors shall be as valid and effectual as if it had been passed at a meeting of the directors duly called and constituted.
Powers of Directors.
     67. The management of the business of the company shall be vested in the directors, who, in addition to the powers and authorities by these presents or otherwise expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the company and are not hereby or by any Act expressly directed or required to be exercised or done by the company in general meeting, but subject nevertheless to the provisions of any act, and of these presents, and to any regulations from time to time made by the company in general meeting, provided that no regulation so made shall invalidate any prior act of the directors which would have been valid if such regulation had not been made.
Local Management.
     68. (1) The directors may, from time to time, provide for the management of the affairs of the company abroad in such manner as they shall think fit, and the provisions contained in the four next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.
          (2) The directors may, from time to time and at any time, establish any local boards or agencies for managing any of the affairs of the company abroad and may appoint any persons to be members of such local board, or any managers or agents, and may fix their remuneration.
          (3) The directors may, from time to time, and at any time delegate to any person so appointed any of the powers, authorities, and discretion for the time being vested in the directors and may authorise the members for the time being of any such local board, or any of them to fill up any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made on such terms and subject to such conditions as the directors may think fit, and the directors may at any time remove any person appointed, and may annual or vary any such delegation.
          (4) The directors may, at any time and from time to time, by power of attorney under the seal, appoint any person or persons to be the attorney or attorneys of the company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these presents), and for such period and subject to such conditions as the directors may from time to time think fit; and any such appointment may (if the directors think fit) be made in favour of the members or any of the members of any local board, established as aforesaid, or in favour of any company, or of the members, directors, nominees, or managers of any company or firm, or otherwise in favour of any fluctuating body of person, whether nominated directly or indirectly by the directors; and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney or attorneys as the directors think fit.
          (5) Any such delegates or attorneys as aforesaid may be authorised by the directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested in them.
     69. The company may exercise the powers conferred by the Companies Seals Act of the Commonwealth.
     70. The directors may comply with the requirements of any foreign law which in their opinion it shall in the interests of the company be necessary or expedient to comply with.
Officers.
     71. The officers of the company shall be elected annually by the company or appointed annually by the directors, and shall consist of a Chairman of the Board, a President, a Vice-President, a Secretary, a Treasurer, one or more Assistant Secretaries, and one or more Assistant Treasurers, and such other officers as the company or the directors may from time to time think necessary, and such other officers shall perform such duties as may be prescribed by the directors. They shall hold office until their successors are elected or appointed. But any officer may be removed at any time by the company in general meeting or by the directors. If any office becomes vacant during the year the company in general meeting or the directors may fill the same for the unexpired term.

     72. Until officers are elected or appointed the persons hereinafter named shall be deemed to be the officers of the company, that is to say:- Karl G. Andren, Chairman of the Board; Jean-Claude Potier, President; and Thomas F. Heinan, Secretary and Treasurer.
     73. Any person may hold more than one of these offices and no officer need be a member of the company.
President.
     74. The President shall act as Chairman of all meetings of the members and of the directors. He shall also perform such other duties as may be prescribed by these presents, the company in general meeting, or the directors.
Vice-President.
     75. The Vice-President in the absence or disability of the President, may perform the duties and exercise the powers of the President, and shall perform such other duties as may be prescribed by these Articles, the company in general meeting, or the directors.
Treasurer.
     76. The Treasurer shall perform such duties as may be prescribed by these Articles, the company in general meeting, or the directors, and if and when directed so to do by the company or the directors, shall keep full and accurate accounts of the receipts and disbursements of the company in books belonging to the company and shall render to the directors at regular meetings of the directors, or whenever they may require it, a statement of the financial condition of the company.

Assistant Treasurers.
     77. Any one of the Assistant Treasurers, in the absence or disability of the Treasurer, may perform the duties and exercise the powers of the Treasurer, and each Assistant Treasurer shall perform such other duties as may be prescribed by these presents, the company in general meeting, or the directors.
Secretary.
     78. The Secretary shall attend and keep the minutes of the meetings of the members and of the directors. He shall also summon meetings and keep such other books and records of the company and the directors as may be required by the company in general meeting, or the directors, and perform such other duties as may be prescribed by these presents, the company in general meeting, or the directors.
Assistant Secretaries.
     79. Any one of the Assistant Secretaries, in the absence or disability of the Secretary, may perform the duties and exercise the powers of the Secretary, and each Assistant Secretary shall perform such other duties as may be prescribed by these presents, the company in general meeting, or the directors.
The Seal.
     80. The directors shall provide for the safe custody of the seal, and the seal shall never be used except by the authority of a resolution of the directors, or of a committee of the directors authorised in that behalf, or a general meeting.
Authentication of Deeds and Documents.
     81. All deeds executed on behalf of the company may be in such form and contain such powers, provisos, conditions,

covenants, clauses, and agreements as the directors, or the company in general meeting, shall think fit, and, in addition to being sealed with the seal, shall be signed by the Chairman of the Board, the President or the Vice-President or such other person as the directors or the company in general meeting shall from time to time appoint, and countersigned by the Secretary or an Assistant Secretary or such other person as the directors or the company in general meeting shall from time to time appoint.
Dividends.
     82. Subject to the rights of persons (if, any) entitled to shares with special rights as to dividend, the profits of the company which it shall be determined to distribute shall be divisible among the members holding shares in proportion to the capital paid up on such shares held by them respectively.
     83. The company in general meeting may declare a dividend to be paid to the members according to their rights and interests in the profits, and may fix the time for payment.
     84. No dividend shall be payable except out of the profits of the company.
     85. The directors may from time to time pay to the members such interim dividends as in their judgment the position of the company justifies.
     86. The directors may deduct from the dividends payable to any member all such sums of money as may be due from him to the company.
     87. Any one of several persons who are registered as the joint holders of any share may give effectual receipts for all dividends and payments on account of dividends in respect of such shares.
     88. Unless otherwise directed any dividend may be paid by cheque or warrant sent through the post to the registered address of the member entitled, or, in the case of joint holders,

to the registered address of that one whose name stands first on the register in respect of the joint holding; and every cheque or warrant so sent shall be made payable to the order of the person to whom it is sent.
     89. Notice of any dividend that may have been declared whether interim or otherwise, shall be given to each member either by advertisement or by notice in manner hereinafter mentioned.
     90. No dividend shall bear interest as against the company.
     91. Any general meeting declaring a dividend may direct payment of such dividend wholly or in part by the distribution of specific assets, and in particular of paid-up shares, debentures or debenture stock of the company or paid-up shares, debentures or debenture stock of any other company, or in any one or more of such ways, and the directors shall give effect to such resolutions; and, where any difficulty arises in regard to the distribution, they may settle the same as they think expedient.
Reserves.
     92. The directors may, before recommending any dividend, set aside, out of the profits of the company, such sums as they think proper as a reserve fund to meet contingencies, or for equalising dividends, or for special dividends or bonuses, or for repairing, improving, and maintaining any of the property of the company, and for such other purposes as the directors shall in their absolute discretion think conducive to the interests of the company; and may invest the several sums so set aside upon such investments (other than shares of the company) as they may think fit, and from time to time deal with and vary such investments, and dispose of all or any part thereof for the benefit of the company, and may divide the reserve fund into such special funds as they think fit and employ the reserve fund or any part thereof in the business of the company, and that without being bound to keep the same separate from the other assets.
Capitalisation of profits and Reserves.
     93. The company in general meeting may, upon the recommendation of the directors, resolve that it is desirable to capitalise the whole or any part of the amount for the time being standing to the credit of any of the company’s reserve accounts, or to the credit of the profit and loss account, or otherwise available for distribution, and accordingly that such sum be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively, or paying up in full unissued shares or debentures of the company to be allotted and distributed, credited as fully paid up, to and amongst such members in the proportion aforesaid, or partly in the one way and partly in the other, and the directors shall give effect to such resolution.
     94. Whenever such a resolution as aforesaid shall have been passed, the directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares, debentures or securities, if any, and generally shall do all acts and things required to give effect thereto, with full power to the directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit in the case of shares, debentures or securities becoming distributable in fractions, and also to authorise any person to enter on behalf of all the members interested into an agreement with the company providing for the allotment to them respectively, credited as fully paid up, of any further shares, debentures or securities to which they may be entitled upon such capitalisation or (as the case may require) for the payment up by the company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.
Accounts.
     95. The directors shall cause true accounts to be kept of the stock-in-trade of the company, of the sums of money received and expended by the company, and the matters in respect of which such receipt and expenditure take place; and of the assets, credits and liabilities of the company.
     96. The books of account shall be kept at one of the offices of the company, and subject to any reasonable restrictions as to the time and manner of inspecting the same that may be imposed by the directors, shall be open to the inspection of the members during hours of business.
     97. Once at least in every year the directors shall, unless waived by a resolution of the members in general meeting, lay before the company in general meeting a statement of the income and expenditure for the past year, made up to a date not more than six months before such meeting.

     98. Unless waived by a resolution of the members in general meeting, a balance sheet shall be made out in every year, and laid before the company in general meeting, and such balance sheet shall contain a summary of the property and liabilities of the Company.
     99. Unless waived by a resolution of the members in general meeting, the directors shall make all necessary arrangements for an annual audit of the books and accounts of the company.
Notices
     100. A notice may be served by the company upon any member either personally or by sending it through the post in a prepaid envelope addressed to such member at his last known address.
     101. The signature to any such notice to be given by the company may be written, typewritten or printed.
     102. Any notice, if served by post, shall be deemed to have been served three days after the envelope containing the same was posted; and in proving such service it shall be sufficient to prove that the envelope containing the notice was properly addressed, stamped and posted, by airmail post if sent overseas.
     103. Notice of meetings of members shall be given by the Secretary at least seven days before the day of such meeting.
     104. Notice of special meetings shall state the objects for which the meeting is called.
     105. Any member or director may waive the right to receive notices by an instrument in writing signed by his before, at or after any meeting.
     106. Every director, manager, auditor, Chairman of the Board, president, vice-president, secretary, treasurer, and other officer or servant of the company shall be indemnified by the company against, and it shall be the duty of the directors out of the funds of the company to pay all costs, losses, and expenses which any such officer or servant may incur or become liable to by reason of any contract entered into, or act or thing done by him as such director, manager, auditor, chairman of the board, president, vice-president, secretary, treasurer, officer or servant as aforesaid, or in any way in the discharge of his duties, including travelling expenses.
IN WITNESS WHEREOF WE the Subscribers to the Memorandum of Association have hereunto subscribed our names this 3rd day of December, 1984.

HESELTINE HOLDINGS LIMITED		SEDASSA HOLDINGS LIMITED

(Sgd.) A. N.	(Sgd.) Mavis	(Sgd.) A.N.	(Sgd.) Mavis
Klonaris	Seymour	Klonaris	Seymour
President	Assistant	President	Assistant
	Secretary		Secretary

MAVIS HOLDINGS LIMITED		SERAPH HOLDINGS LIMITED

(Sgd.) A.N.	(Sgd.) Mavis	(Sgd.) A.N.	(Sgd.) Mavis
Klonaris	Seymour	Klonaris.	Seymour
President	Assistant	President	Assistant
	Secretary		Secretary

MIRACLE HOLDINGS LIMITED
(Sgd.) A.N. Klonaris President	(Sgd.) Mavis Seymour Assistant Secretary
Signed by the subscribers to the Memorandum of Association in the presence of:-
(Sgd.) Rudolph Miller

MSeans
MSeans 5/12/84 for acting Registrar General

WINDSTAR CRUISES LIMITED
     At an Extraordinary General Meeting of the above-named Company held at the Registered Office of the Company, Third Floor, Charlotte House, Charlotte Street, Nassau, Bahamas on the 21st day of December, A.D., 1984, the sub-joined Special Resolution was duly passed, and at a subsequent Extraordinary General Meeting of the said Company held at the same place on the 4th day of January, A.D., 1985, the sub-joined Special Resolution was duly approved, ratified and confirmed.
RESOLVED, that the name of the Company be
changed to “WINDSTAR SAIL CRUISES LIMITED”.
     I, Thomas F. Heinan, Secretary of Windstar Cruises Limited, hereby certify that the foregoing is a true copy of a Special Resolution which was duly passed as a Special Resolution at a meeting of the above-named Company held at the Registered Office of the Company, Third Floor, Charlotte House, Charlotte Street, Nassau, Bahamas on the 21st day of December, A.D., 1984 at which meeting all of the members of the Company for the time being entitled, according to the regulations of the Company to vote were present by proxy and that the said Special Resolution was duly confirmed at a meeting of the above-named Company held at the same place on the 4th day of January, A.D., 1985 at which said meeting all of the members of the Company for the time being entitled, according to the regulations of the Company to vote were present by proxy.

WITNESS WHEREOF I have hereunto set my hand and the Common Seal of the Company this 4th day of January, A.D., 1985.
(SEAL)

(Sgd.) Thomas F. Heinan

Secretary

WINDSTAR SAIL CRUISES LIMITED
     At an Extraordinary General Meeting of the members of the above named Company held at the Registered Office of the Company, One Millars Court, Nassau, Bahamas on the 9th day of July, A.D., 1986, the sub-joined Ordinary Resolution was duly passed.
     On motion duly made and seconded, the following Ordinary Resolution was unanimously agreed to, namely:-
RESOLVED that the capital of the Company be increased from US$10,000 divided into 10,000 Ordinary Shares of US$1.00 each to US$20,000 divided into 10,000 Ordinary Shares of US$1.00 each and 10,000 Redeemable Preference Shares of US$1.00 each by the creation of 10,000 Redeemable Preference Shares of the par value of US$1.00 each.
RESOLVED FURTHER that the holders of the Redeemable Preference Shares (hereinafter called “The Preference Shares”) shall be entitled to the following rights and conditions which shall be attached to the Preference Shares:-
(a) The holders of the Preference Shares shall be entitled to receive, when and as declared by the Board of Directors, dividends at the rate of One Hundred Dollars (US$100.00) per share payable annually in preference to the dividends payable on any other class or classes of shares, and such dividends shall be cumulative from the date paid of issuance thereof. No dividend shall be paid or set apart for payment or declared on the Ordinary Shares or on any other class of shares of the Company until dividends payable for the current year and all past years on all outstanding Preference Shares shall have been paid or declared and set apart for payment in full.

IN WITNESS WHEREOF I have hereunto set my hand and the Common Seal of the Company this 9th day of July, A.D., 1986.

Secretary.

WINDSTAR SAIL CRUISES LIMITED
     At an Extraordinary General Meeting of the above-named Company held at the Registered Office of the Company, One Millars Court, Nassau, Bahamas on the 10th day of September, A.D., 1987 the sub-joined Ordinary Resolution and Special Resolutions were duly passed, and at a subsequent Extraordinary General Meeting of the said Company held on the 24th day of September, A.D., 1987 the sub-joined Special Resolutions were duly approved, ratified and confirmed.
     On motion duly made and seconded, the following Ordinary Resolution was unanimously agreed to, namely:-
RESOLVED that the capital of the Company be increased from US$20,000 divided into 10,000 Ordinary Shares of US$1.00 each and 10,000 Redeemable Preference Shares of US$1.00 each to US$56,000 divided into 32,000 Ordinary Shares of US$1.00 each and 24,000 Redeemable Preference Shares of US$1.00 each by the creation of an additional 22,000 Ordinary Shares of US$1.00 each and l4,000 Redeemable Preference Shares of US$1.00 each.
     On motion duly made and seconded; the following resolutions were unanimously agreed to as Special Resolutions of the Company, namely:-
RESOLVED that the Articles of Association of the Company be amended by deleting from Article 50 thereof the words “not be less than two” and substituting therefor the words “not be less than three”.
RESOLVED FURTHER that the Articles of Association of the Company be amended by deleting from Article 81 thereof the words “and countersigned by the Secretary or Assistant Secretary or such other person as the directors or the Company in general meeting shall from time to time appoint” and substituting therefor the words “and where required by law may be witnessed by any person who need not be an officer of the Company”.
RESOLVED FURTHER that the Articles of Association of the Company be amended by deleting from Article 59 thereof, the words “and in the case of equality of votes the Chairman shall have a second or casting vote”.
RESOLVED FURTHER that the Articles of Association of the Company be amended by adding to Article 66 thereof, after the word resolution at the end of the fifth line the following “(in person or by their alternates)”.

     I, Thomas F. Heinan, Secretary of Windstar Sail Cruises Limited, hereby certify that the foregoing is a true copy of the Ordinary Resolution and the Special Resolutions which were duly passed at a meeting of the above, named Company held at the Registered Office of the Company, One Millars Court, Nassau, Bahamas on the 10th day of September, A.D., 1987 at which meeting all of the members of the Company for the time being entitled, according to the regulations of the Company, to vote were present by proxy, and that the said Special Resolutions were duly confirmed at a meeting of the above, named Company held at the same place on the 24th day of September, A.D., 1987 at which meeting all of the members of the Company for the time being entitled, according to the regulations of the Company, to vote were present by proxy.

IN WITNESS WHEREOF I have
hereunto set my hand and the
Common Seal of the Company
this 24th day of September,
A.D., 1987.
(SEAL)
(Sgd.) Thomas F. Heinan

Secretary.

Commonwealth of the Bahamas Registrar General’s Office I certify the foregoing to be a true copy of the original deposited in this office.

/s/ILLEGIBLE

ILLEGIBLE March 7th, 1988 acting Registrar General

WINDSTAR SAIL CRUISES LIMITED
     At an Extraordinary General Meeting of the above-named Company held on the 19th day of November, 1990, the sub-joined Special Resolution was duly passed, and at a subsequent Extraordinary General Meeting of the said Company held on the 14th day of December, 1990, the sub-joined Special Resolution was duly approved, ratified and confirmed:
RESOLVED that the Articles of Association of the Company be amended by deleting from Article 50 thereof the words “not be less than three” and substituting therefor the words “not be less than two”.
I, Daniel S. Grausz, Secretary of Windstar Sail cruises Limited, hereby certify that the foregoing is a true copy of the Special Resolution which was duly passed as a Special Resolution at a meeting of the above-named Company held on the 19th day of November, 1990, the minutes of which Meeting were approved in writing by all of the members of the Company for the time being entitled, according to the regulations of the Company, to vote, and that the said Special Resolution was duly confirmed at a meeting of the above-named Company held on the 14th day of December, 1990, the minutes of which meeting were approved in writing by all of the members of the Company for the time being entitled, according to the regulations of the Company, to vote.
IN WITNESS WHEREOF I have hereunto set my hand and the Common Seal of the Company this 18th day of December, 1990.
Dainiel S. Grausz
Dainiel S. Grausz

Secretary.

WINDSTAR SAIL CRUISES LIMITED
Reg. No.: 31,281
“RESOLVED that the Registered Office of the Company be transferred from the Chambers of Graham, Thompson & Co., Sassoon House, Shirley Street & Victoria Avenue in the City of Nassau, New Providence, Commonwealth of The Bahamas to the Offices of GTC Corporate Services Limited, Sassoon House, Shirley Street & Victoria Avenue, New Providence, Commonwealth of The Bahamas”.
I, Dianne C. Knowles, the Assistant Secretary and an authorised signatory of Grahamco Limited, the Assistant Secretary of WINDSTAR SAIL CRUISES LIMITED (“the Company”), hereby certify that the above is a true and exact copy of a Resolution passed by the Board of Directors of the Company on the 27th day of November A.D., 2001.
Dated this 18th day of December A. D., 2001.

Grahamco Limited
Per:	Dianne C. Knowles
Dianne C. Knowles
Assistant Secretary WINDSTAR SAIL CRUISES LIMITED

To:	The Registrar General, The Registry, Nassau, Bahamas